Exhibit 99.1

Revolutionizing Digital Marketing: GDC Unveils Its AI Advertising Solutions

NEW YORK, April. 12, 2024 (GLOBE NEWSWIRE) -- GD Culture Group Limited (“GDC” or the “Company”) (Nasdaq: GDC) and its subsidiary, AI Catalysis Corp. (“AI Catalysis”), have unveiled an AI Advertising solution, which offers efficient AI-powered digital marketing content creation and a holistic strategy. The solution is designed to optimize the ad creative process and maximize social marketing influence, which is potentially reshaping the digital advertising landscape.

By harnessing the power of AI, GDC’s solution enables marketers and agencies to effortlessly generate breathtaking visuals and videos that capture audience attention and elevate brand presence across digital platforms. The AI-driven tools largely simplify the traditional manual and fragmented design process, significantly reducing costs and enhancing efficiency.

Also, GDC’s innovative approach provides comprehensive support for brands’ social media marketing endeavors, offering end-to-end solutions tailored to meet the diverse needs of the brand and marketer. The holistic marketing strategies are in place to encompass the planning, execution, and analysis of online campaigns, greatly improving the accessibility of digital commercials.

“Our goal is to revolutionize the digital advertising landscape by tapping into the full potential of AI technology,” said Mr. Xiaojian Wang, Chairman and Chief Executive Officer of the Company. “Our AI-powered solutions could empower our clients’ marketing campaigns to optimize ad creation for maximum impact and navigate the complexities of digital marketing with ease. We’re proactively leveraging our solution to enhance our clients’ brand awareness on social platforms, such as TikTok.”

Mr. Xiaojian added, “The recent online advertising and TikTok campaign with the perfume brand has garnered high acclaim, showcasing the creativity of our solutions. Moving forward, we remain committed to crafting captivating brand narratives that further enhance our customers’ online presence. We believe in the transformative impact of our AI Advertising solutions in unlocking new opportunities for growth and success for our clients in the digital landscape. We will continue to support our partners’ campaigns, creating captivating brand narratives that resonate with viewers worldwide.”

To view the ad sample, please visit AI Catalysis YouTube Channel at https://youtu.be/0JfLZl0uMxs.

About GD Culture Group Limited

GD Culture Group Limited (the “Company”) (Nasdaq: GDC), is a Nevada company currently conducting business mainly through its subsidiaries, AI Catalysis Corp. (“AI Catalysis”) and Shanghai Xianzhui Technology Co, Ltd. The company plans to enter into the livestreaming market with focus on e-commerce and livestreaming interactive games through its wholly owned U.S. subsidiary, AI Catalysis, a Nevada corporation incorporated in May 2023. The Company’s main businesses include AI-driven digital human technology, live-streaming e-commerce business and live streaming interactive game. For more information, please visit the Company’s website at https://www.gdculturegroup.com/.

Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results.

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